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                                                                     Exhibit 2.2

           LIST OF SCHEDULES AND EXHIBITS TO STOCK PURCHASE AGREEMENT
                            OMITTED FROM THIS FILING



Exhibits:
--------

     Exhibit B    -   Inventory Purchase
     Exhibit C    -   Deferred Payments
     Exhibit D    -   Working Capital
     Exhibit E    -   Form of Margin Hedge Agreement
     Exhibit F    -   Form of Polypropylene Off Take Agreement
     Exhibit G    -   Form of FIRPTA Certificate

Schedules:
---------

     Schedule A            -   Information re Share Ownership
     Schedule B            -   Subsidiaries and Other Entities in Which the
                               Company Has Ownership
     Schedule 2.02(a)      -   Organization of Each of the Seller, the Company
                               and Subsidiaries
     Schedule 2.02(d)      -   Subsidiaries
     Schedule 2.02(f)      -   Consents, Approvals and Notices
     Schedule 2.02(g)      -   Legal Proceedings
     Schedule 2.02(i)      -   Conduct of Business Other Than in Ordinary Course
     Schedule 2.02(l)      -   Employee Benefit Plans; ERISA
     Schedule 2.02(m)      -   Labor and Employment Matters
     Schedule 2.02(n)(i)   -   Tangible Personal Property; Real Property; and
                               Leases
     Schedule 2.02(n)(iii) -   Owned and Leased Real Property
     Schedule 2.02(o)      -   Intellectual Property, Information Technology
                               and Other Intangible Property
     Schedule 2.02(p)      -   Tax Matters
     Schedule 2.02(q)      -   Environmental Matters
     Schedule 2.02(r)      -   Material Contracts
     Schedule 2.02(t)      -   Insurance
     Schedule 2.02(u)      -   Defaults; Guaranties
     Schedule 2.02(v)(i)   -   Product Warranties
     Schedule 2.02(v)(ii)  -   Product Warranty and Liability Claims
     Schedule 2.02(w)      -   Affiliate and Intercompany Transactions and
                               Obligations
     Schedule 2.02 (y)     -   Customers
     Schedule 3.08         -   Derivative Contracts
     Schedule 4.04         -   Sales and Trading Relationships
     Schedule 5.04(g)      -   Employee Matters
     Schedule 6.02(b)      -   Conditions to the Obligations of the Purchaser
                               - Requisite Authorizations and Approvals
     Schedule 6.03(b)      -   Conditions to the Obligations of the Seller -
                               Requisite Authorizations and Approvals


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